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                                                                   EXHIBIT 10.80

                              SECURITY AGREEMENT

     THIS SECURITY AGREEMENT is entered into effective as of the 30th day of September 1999, by and between POLYPHASE INSTRUMENT CO., a corporation duly authorized and existing pursuant to the laws of the Commonwealth of Pennsylvania, with its principal place of business at 175 Commerce Drive, Fort Washington, Pennsylvania 19034, (hereinafter referred to as "Pledgor" or "PIC") and POLYPHASE CORPORATION, a corporation duly authorized and existing pursuant to the laws of the State of Nevada, with its principal place of business at 4800 Broadway, Suite A, Addison Texas 75001, (hereinafter "Secured Party").

     WHEREAS, Polyphase Instrument Acquisition Corporation contemporaneously with the execution hereof has purchased from the Secured Party one hundred percent (100%) of the common stock of Pledgor pursuant to that certain Stock Purchase Agreement of even date herewith (the "Stock Purchase Agreement"); and

     WHEREAS, Polyphase Instrument Acquisition Corporation is indebted to the Secured Party pursuant to that certain Promissory Note dated of even date herewith in the original principal amount of ONE MILLION DOLLARS ($1,000,000), and being due and payable as therein provided (hereinafter the "Note");

     WHEREAS, as a material inducement to the Secured Party to loan Polyphase Instrument Acquisition Corporation the sum of ONE MILLION DOLLARS ($1,000,000) pursuant to the terms and conditions set forth in the Stock Purchase Agreement and Note, Pledgor agrees to pledge all of its assets to the Secured Party to secure payment of the indebtedness evidenced by the Note; and

     WHEREAS, the Board of Directors of Pledgor has determined it to be in the best interest of PIC to enter into this Agreement and pledge its assets hereunder as security for the payment of the Note.

     Now Therefore in consideration of the foregoing:

     The undersigned Pledgor hereby grants to the above named Secured Party a Security Interest under the Uniform Commercial Code, in the following described property (hereinafter the "Collateral") subject to all applicable conditions contained herein and including all proceeds, products and accessions thereto:

     All of the assets owned by Pledgor, including without limitation; accounts, accounts receivable, inventory, equipment, and general intangibles, both as of the date hereof and hereafter acquired.

     Pledgor Warrants, Represents, and Agrees:

     1. The Pledgor is a corporation duly organized and existing pursuant to the laws of the Commonwealth of Pennsylvania and is in good standing in the Commonwealth of Pennsylvania;
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     2.   The Pledgor will not allow the Collateral to be the subject of any other security interest from and after the date of the execution hereof, except for the following (each, a "Permitted Lien");

          (a) Security interests in favor of the holder of the Senior Indebtedness (as that term is defined in the Stock Purchase Agreement);

          (b)  Security interests in favor of the Secured Party;

          (c) Liens of landlords or landlords' lenders with respect to real property leases of the Company;

          (d) The following, (a) if the invalidity or amount thereof is being contested in good faith by appropriate and lawful proceedings diligently conducted so long as levy and execution thereon have been stayed and continue to be stayed, or (b) if a final judgment is entered and such judgment is discharged or bonded within five
               (5) days of entry, and in either case they do not materially impair the ability of the Polyphase Instrument Acquisition Corporation to perform its obligations under the Note:

               (i) claims or liens for taxes, assessments or charges due and payable and subject to interest or penalty, provided that the Pledgor maintains such reserves or other appropriate provisions as shall be required by generally accepted accounting principles and pays all taxes, assessments or charges forthwith upon the commencement of proceedings to foreclose any such lien; and

               (ii) claims or liens of mechanics, materialmen, warehousemen, carriers, or other statutory nonconsensual liens; and

          (e) purchase money security interests in any property acquired by the Pledgor prior to or after the date hereof.

     3. The Pledgor has all requisite authority to execute this Agreement and grant the security interest created hereby;

     4. The execution hereof and performance hereunder by the Pledgor shall not constitute a breach or violation by Pledgor under any other agreement to which Pledgor is a party; and

     5. The Board of Directors of Pledgor has approved the execution of this Agreement by Pledgor and the consummation of the transaction contemplated hereby.

     Secured Obligations:

     This Security Interest will secure the payment of the Note plus all other obligations of Pledgor pursuant to this Agreement, specifically including attorney's fees and collection costs, subject to the terms and conditions as outlined therein and herein (hereinafter the "Secured Obligations").

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     The occurrence of any of the following events shall constitute an Event of
Default:

     1.   An Event of Default under the Note.

     2. Failure of Pledgor to perform any agreement or obligation of Pledgor contained herein which continues for a period of thirty (30) days after Pledgor has received written notice of such failure;

     3.   Pledgor shall (a) execute an assignment for the benefit of creditors,
          (b) admit in writing its inability to pay its debts generally as they become due, (c) voluntarily seek the benefits of any debtor relief law which could suspend or otherwise effect the Secured Party's rights hereunder, or (d) take any corporate action to authorize any of the forgoing; or

     4. The levy against the Collateral, or any part thereof, of any execution, attachment, sequestration or other writ, and the same shall not be discharged on or before the expiration of sixty (60) days thereafter.

     Whenever an Event of Default shall exist, the Secured Party may, at its option and without demand or notice, declare all or any part of the unpaid balance of the Promissory Note plus accrued interest of the Secured Obligation immediately due and payable, and the Secured Party may exercise, in addition to the rights and remedies granted hereby, all rights and remedies of a Secured Party under the Uniform Commercial Code or any other applicable law, including the right to take possession of the Collateral. In addition, for the purpose of taking possession of the Collateral, the Secured Party may, as far as the Pledgor can give authority therefor, enter upon any premises on which the Collateral or any part thereof may be situated, and remove the same therefrom.

     Pledgor agrees, in the event of an Event of Default, to make the Collateral available to the Secured Party at a place or places acceptable to Secured Party and, when legally permissible, to pay all costs of the Secured Party, including reasonable attorney's fees, in the collection of the Secured Obligations and the enforcement of any of the Secured Party's rights. If any notification of intended disposition of any of the Collateral is required by law, such notification shall be deemed reasonably and properly given if mailed at least ten (10) days before such disposition, postage prepaid, addressed to the Pledgor at the address shown on the first page of this Security Agreement.

The Secured Party shall have the authority, but shall not be obligated, to:

     1. To place upon Pledgor's books and records relating to the Accounts and Contract Rights covered by the Security Interest granted hereby a notation or legend stating that such Accounts or Contract Rights are subject to a Security Interest held by the Secured Party.

     2. After any Default, to take possession of all Collateral or such part or parts of the Collateral as may be necessary or appropriate in the judgment of the Secured Party and to sell the Collateral or any part thereof at a public or private sale.

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     3.   After any Default, in the name of the Pledgor or otherwise, to demand, collect, receive and give receipt for, compound, compromise, settle and give acquittance for, and prosecute and discontinue any suits or proceedings in respect of any or all of the Collateral, including any moneys due or to become due under or in respect to the Collateral.

     4. After any Default, take any action which the Secured Party may deem necessary or desirable in order to realize on the Collateral, including, without limitation, the power to perform any contract, to endorse in the name of Pledgor any checks, drafts, notes or other instruments or documents received in payment of or on account of the Collateral.

     5. Pledgor hereby appoints the Secured Party as its attorney-in-fact to take all actions consistent with the terms hereof that Secured Party deems reasonable and necessary to accomplish the purposes hereof. The foregoing appointment of the Secured Party as Pledgor's attorney-in-fact is irrevocable and is coupled with an interest.

     6. After any Default, the Secured Party may exercise any right or remedy they may have under the Uniform Commercial Code or an applicable state adoption thereof in addition to any and all rights and remedies the Secured Party may then have hereunder.

     7. Secured Party's liability to Pledgor for the Collateral shall be limited to reasonable care for property similar to that of property owned by the Secured Party. Specifically, Secured Party shall have no duty to collect or protect the Collateral, sell the Collateral or use diligence in disposition of the Collateral, other than as provided by the Uniform Commercial Code, but shall be liable only to account to Pledgor for what the Secured Party may actually collect or receive on the Collateral.

Secured Party's Acknowledgment of Pledgor's Right to Demand Subordination:

     The Secured Party acknowledges that the security interest created hereby, shall be subordinated and subject to the security interest of the holders of the Senior Indebtedness (as that term is defined in the Stock Purchase Agreement) on the Collateral. The Secured Party agrees to execute any and all documents necessary to effectuate and confirm such subordination.

General terms and conditions:

     1. Pledgor will keep accurate books, records and accounts with respect to the Collateral, and with respect to the general business of Pledgor, and will make the same available to the Secured Party at its request for examination and inspection; and will make and render to the Secured Party such reports, accounts and statements as the Secured Party from time to time may request with respect to the Collateral; and will permit any authorized representative of the Secured Party to examine and inspect, during normal business hours, any and all premises where the Collateral is or may be kept or located. Without limiting the foregoing, within forty-five (45) calendar days after the end of each quarter until the Secured

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          Obligations have been paid in full, Pledgor shall provide the Secured
          Party with its addresses as set forth herein with the following documents: (i) an unaudited balance sheet of Pledgor as of the end of the quarter, an unaudited income statement of Pledgor for the previous quarter, and an unaudited income statement of Pledgor for the period commencing with the beginning of Pledgor's taxable year and ending on the last day of the previous quarter, each of which documents shall be prepared in accordance with generally accepted accounting principles consistently applied, subject to the absence of footnotes and normal year-end adjustments, and certified by the Chief Financial Officer of Pledgor as being true, complete and correct to the best of his knowledge; and (ii) a sworn statement of either the Chief Executive Officer, the President or the Chief Financial Officer of Pledgor stating that he has no knowledge that an Event of Default has occurred, or such event has occurred and is continuing as of the date of such statement and a statement as to the nature thereof and the action which Pledgor proposes to take with respect thereto.

     2. Pledgor has or will acquire title to and will at all times keep the Collateral free of all liens and encumbrances, except for Permitted Liens and except for the Security Interest created hereby and pursuant to the provisions contained in "Secured Party's Acknowledgment of Pledgor's Right to Demand Subordination" hereinabove, unless any such lien is expressly subordinate hereto and has been pre-approved in writing by the Secured Party. Pledgor has full power and authority to execute this Security Agreement, to perform Pledgor's obligations hereunder, and to subject the Collateral to the Security Interest created hereby.

     3. Pledgor will at any time or times hereafter execute such financing statements and other instruments and perform such acts as the Secured Party may request to establish and maintain a valid Security Interest in the Collateral, and will pay all costs of filing and recording, or, when legally permissible, Pledgor authorizes the Secured Party at the expense of the Pledgor to execute and file on Pledgor's behalf a financing statement or statements in those public offices deemed necessary by the Secured Party to protect its security interest in the Collateral. Pledgor will deliver or cause to be delivered to the Secured Party any certificate or certificates of title to the Collateral with the security interest of the Secured Party noted thereon. Pledgor shall pay all expenses, and upon request, take any action reasonably deemed advisable by Secured Party to preserve the Collateral or to establish, determine priority of, perfect, continue perfected, terminate and/or enforce the Secured Party's Interest in it or rights under this Agreement.

     4. Pledgor shall timely pay and discharge all taxes assessed or levied on the Collateral.

     5. Pledgor shall maintain insurance on the Collateral pledged hereunder in an amount not less than the indebtedness outstanding to the Secured Party.

     6. Upon Default by Pledgor in any of the preceding warranties, representations and agreements, the Secured Party at its option may pay and discharge any taxes, liens and encumbrances on the Collateral. All sums so advanced or paid by the

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          Secured Party shall be payable by Pledgor on demand with interest at the maximum rate allowed by law and shall be a part of the Secured Obligations.

     No delay or failure by the Secured Party in the exercise of any right or remedy shall constitute a waiver thereof, and no single or partial exercise by the Secured Party of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. In case any one or more of the provisions of this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality and unenforceability shall not affect any other provision of this Agreement.

     If more than one party shall sign this Agreement, the term "Pledgor" shall mean all such parties, and each of them, and all such parties shall be jointly and severally obligated hereunder and all provisions hereof regarding the Secured Obligations or Collateral of such parties shall apply to any Secured Obligation or any Collateral of any or all of them. This Security Agreement and the provisions hereof are to be binding upon the heirs, executors, administrators or successors and assigns of Secured Party. The singular when used herein shall include the plural and the meaning of words shall apply to masculine and feminine as is appropriate. The validity, construction, and enforcement of this Agreement are governed by the internal laws of the state of Texas as pre-empted by federal law. All terms not otherwise defined have the meanings assigned to them by the Uniform Commercial Code. Invalidity or unenforceability of any provision of this agreement shall not affect the validity or enforceability of any other provisions.

     A carbon, photographic or other reproduction of this Security Agreement is sufficient as a financing statement, except where prohibited by law.

     This Security Agreement or any other similar document may be filed by any Secured Party with any State or County agencies where the filing of security instruments is allowed.

     This Agreement shall in no way be construed as a limitation or extinguishment of any guaranty, security agreement, pledge agreement or any other instrument, document or agreement granting an interest in collateral for or guaranteeing the payment or performance of the Secured Obligations executed by any person prior, contemporaneously or subsequent to the execution of this Agreement, but all such guaranties, security agreements, pledge agreements or any other instruments, documents or agreements granting an interest in collateral for or guaranteeing the payment or performance of the Secured Obligations shall remain in full force and effect in accordance with their terms.

     This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until payment in full of the Secured Obligations. Upon actual receipt of the final payment of the Secured Obligations, the Secured Party hereunder agrees to execute any written memorandum as required by the Pledgor hereunder to release and extinguish the security interests created hereby.

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     EXECUTED effective as of the day first above written.

PLEDGOR

POLYPHASE INSTRUMENT CO.



_________________________
By:  Gus M. Monastero
Its: President


SECURED PARTY

POLYPHASE CORPORATION



_________________________
By:  James Rudis
Its: President


                              ******************


COMMONWEALTH OF PENNSYLVANIA        (S)
                                    (S)
COUNTY OF ____________________      (S)

     BEFORE ME, the undersigned authority, on this ____ day of November 1999, personally appeared Gus M. Monastero, known to me or proven to me to be the person whose name is subscribed to the foregoing instrument and after being duly sworn on his oath acknowledged to me that he is the President of POLYPHASE INSTRUMENT CO., a corporation duly organized pursuant to the laws of the Commonwealth of Pennsylvania, and that he has the authority to and executed this Security Agreement for the purposes and consideration therein expressed.

     SUBSCRIBED AND SWORN to before me on the date first written above.


                              ______________________________________________
                              Notary Public in and for the
                              Commonwealth of Pennsylvania

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